Exhibit 99.1

                             JOINT FILING AGREEMENT


      In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Steinway Musical Instruments, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 24th day of June, 2011.



Samick Musical Instruments Co., Ltd.

         By:  /s/ Jong Sup Kim
              ---------------------
              Name: Jong Sup Kim
              Title: Chairman


Opus Five Investment 1, LP

         By:  /s/ Kyung Min Park
              ----------/-----------
              Name: Kyung Min Park
              Title: Sole Member of General Partner

Opus Five Investment, LLC

         By:  /s/ Kyung Min Park
              ---------------------
              Name: Kyung Min Park
              Title: Sole Member

Sam Song Caster Co., Ltd.

         By:  /s/ Kang Log Lee
              ---------------------
              Name: Kang Log Lee
              Title: Director

Jong Sup Kim

         By:  /s/ Jong Sup Kim
              ---------------------
              Name: Jong Sup Kim